Exhibit 99.1

CONTACT:    Jon Faulkner
Chief Financial Officer
706-876-5814
jon.faulkner@dixiegroup.com

THE DIXIE GROUP REPORTS THIRD QUARTER 2014 RESULTS

CHATTANOOGA, Tenn. (October 29, 2014) -- The Dixie Group, Inc. (NASDAQ:DXYN) today reported financial results for the third quarter ended September 27, 2014. For the quarter, the Company had sales of $109,359,000 and a loss from continuing operations of $166,000, or $0.01 per diluted share, compared with sales of $90,210,000 and income from continuing operations of $1,432,000, or $0.11 per diluted share for the third quarter of 2013. Income from continuing operations, excluding manufacturing integration, facility consolidation, equipment impairment, and acquisition related expenses, after-tax, was $1,326,000 (non-GAAP adjusted income from continuing operations, as set forth herein), or $0.08 per diluted share for the period. The Company had $2,579,000 in facility consolidation, equipment impairment and acquisition related expenses during the period as it implements its previously announced plans to expand capacity, integrate acquisitions and streamline operations.

Commenting on the results, Daniel K. Frierson, chairman and chief executive officer, said, “Our sales growth for the quarter exceeded that of the industry. Our sales for the quarter were up 21.2% on a year-over-year basis. Excluding Atlas Carpet Mills, acquired in March, our sales were up 7.8% as compared to the same quarter in 2013 while the market was flat. Dixie had a strong quarter for residential products. Our residential sales increase in the third quarter was 9.8% ahead of those of the same quarter last year, relative to the market declining in the low single digits on a comparable basis. Third quarter sales increase for our commercial products was 45.6% ahead of sales for the same time period last year. Excluding Atlas, the increase was 1.0% for the third quarter as compared with a strong third quarter for the company in 2013 and a market increase in the mid-single digits. For the year to date, our commercial business, excluding Atlas, is up 10.7% relative to the commercial market having a year-over-year increase in the low-single digits. Sales for all of Dixie’s brands, other than Atlas Carpet Mills, were up for the third quarter on a year-over-year basis. We anticipate Atlas sales to pick up in 2015 as new product introductions are released later this year. Late in the quarter, we purchased the assets of Burtco Enterprises, a maker of custom products for the hospitality market using computerized yarn placement technology. We will integrate Burtco into our Masland Contract and Desso Masland Hospitality operations over the next few quarters. Further, our new product introductions continue to show strong sales growth.

“The expense of our restructuring program to streamline operations and centralize distribution has been more front-end loaded than originally planned with expenses and asset write-downs in the third quarter of $1.7 million. The third quarter was a period of significant activity as we completed the movement of finished goods out of three of our four residential warehouses into our new Adairsville distribution center. We will complete the movement of all finished goods into the Adairsville facility in the fourth quarter. We shut down both the Atmore yarn and carpet dyeing operations during the quarter and transferred those products to a combination of internal operations and external suppliers. We will continue to de-commission our Atmore waste water treatment plant, anticipating it to be complete in early 2015. We are still installing additional equipment in our Susan Street facility, including moving equipment from our Atmore facility that will improve quality and lower cost, to accommodate the dyeing needs of Atlas Carpet Mills. In 2015, we will be consolidating our commercial broadloom distribution function into our Atmore facility to lower costs and speed deliveries. We have increased the amount of our restructuring to cover the added costs of moving our Atmore dyeing equipment to our Susan Street facility to improve quality and the higher than anticipated de-commission expense of our Atmore wastewater treatment facility. However, we have lowered the amount of restructuring expense anticipated in 2015. For further information on the announced restructurings, please see the attached table showing the timing of the charges anticipated to be incurred in 2014 and 2015.

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The Dixie Group Reports Third Quarter 2014 Results

October 29, 2014

“Gross profit for the quarter, at 24.2% of net sales, was impacted by added costs related to the restructuring activities. Selling and administrative expenses were 21.9% of net sales for the third quarter of 2014 as compared with 22.4% for the same quarter of 2013. Operating income was $528 thousand for the quarter. On a non-GAAP basis, operating income was $3.1 million for the quarter. Non-GAAP charges included business integration expenses of $555 thousand relative to Avant and Robertex, $1.74 million in facility consolidation and equipment impairment charges, and acquisition related expenses, including the amortization of inventory written up to fair value, of $289 thousand for the third quarter. The restructuring has impacted our operating income to a greater degree than originally anticipated. Additional expenses relative to dual staffing, training, waste control, additional quality inspection, administrative oversight and added costs relative to de-commissioning our Atmore wastewater treatment plant have increased our costs during the period. These incremental costs are hard to quantify, but we anticipate these expenses to be largely behind us by mid-2015.

“Current assets increased $3.9 million during the quarter, primarily due to higher levels of trade receivables and deposits on new machinery and equipment. As projects are completed in the fourth quarter and interim progress fundings are converted to permanent financing, current debt will decrease by approximately $3.5 million. Capital expenditures and capital leases for the quarter were $7.0 million, while capital assets purchased in the business combination of Burtco was $2.3 million. Depreciation and amortization was $3.3 million for the quarter. We completed the sale of the Atlas dye house in mid-October, receiving approximately $5.5 million net of expenses. We have entered into an agreement to purchase our Adairsville distribution center in the fourth quarter for $9.8 million while terminating the current $7.5 million operating lease. We plan to finance the purchase with a combination of a ten year mortgage for $8.3 million and cash. For 2014, we anticipate operational capital expenditures of $20.9 million, purchase of the Adairsville warehouse of $9.8 million and conversion of operating leases to capital leases of $2.0 million. Our planned capital expenditures for 2015 are in the range of $14 million. Income taxes for the quarter were a credit of $101 thousand. We ended the quarter with $122.9 million in debt and availability of $35.3 million under our credit agreement.

“The third quarter was a difficult quarter operationally due primarily to the added strain of the ongoing restructuring as we expanded capacity and absorbed additional associates. Since the end of 2012, our current sales run-rate is up approximately 55% and our headcount up 43%. In addition, we have new operating procedures and an ongoing retraining effort as we restructure our internal manufacturing and distribution operations to provide for continued growth. As we work through the challenges, we do so knowing that the goal is a leaner, more profitable cost structure with the capacity in place to continue our growth over the next several years”, Frierson concluded.

A listen-only internet simulcast and replay of Dixie's conference call may be accessed with appropriate software at the Company's website at www.thedixiegroup.com. The simulcast will begin at approximately 11:00 a.m. Eastern Time on October 29, 2014. A replay will be available approximately two hours later and will continue for approximately 30 days. If internet access is unavailable, a listen-only telephonic conference will be available by dialing (913) 312-0639 and entering 8776370 at least ten minutes before the appointed time. A seven-day telephonic replay will be available two hours after the call ends by dialing (719) 457-0820 and entering 8776370 when prompted for the access code.

The Dixie Group (www.thedixiegroup.com) is a leading marketer and manufacturer of carpet and rugs to higher-end residential and commercial customers through the Fabrica International, Masland Carpets, Dixie Home, Atlas Carpet Mills, Masland Contract, and Avant brands.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management and the Company at the time of such statements and are not guarantees of performance. Forward looking statements are subject to risk factors and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Such factors include the levels of demand for the products produced by the Company. Other factors that could affect the Company's results include, but are not limited to, raw material and transportation costs related to petroleum prices, the cost and availability of capital, integration of acquisitions and general economic and competitive conditions related to the Company's business. Issues related to the availability and price of energy may adversely affect the Company's operations. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

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The Dixie Group Reports Third Quarter 2014 Results

October 29, 2014

THE DIXIE GROUP, INC.
Consolidated Condensed Statements of Operations
(unaudited; in thousands, except earnings per share)

	Three Months Ended		Nine Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
NET SALES	$109,359	$90,210	$302,843	$249,267
Cost of sales	82,863	68,110	231,703	186,453
GROSS PROFIT	26,496	22,100	71,140	62,814
Selling and administrative expenses	24,003	20,228	68,628	55,964
Other operating expense, net	230	42	601	72
Facility consolidation expenses	1,632	—	2,654	—
Impairment of assets	103	—	759	—
OPERATING INCOME (LOSS)	528	1,830	(1,502)	6,778
Interest expense	991	896	3,161	2,760
Other (income) expense, net	(23)	3	(60)	21
Gain on purchase of business	(173)	—	(10,736)	—
Refinancing expenses	—	—	—	94
Income (loss) from continuing operations before taxes	(267)	931	6,133	3,903
Income tax provision (benefit)	(101)	(501)	2,469	142
Income (loss) from continuing operations	(166)	1,432	3,664	3,761
Loss from discontinued operations, net of tax	(19)	(20)	(98)	(67)
NET INCOME (LOSS)	$(185)	$1,412	$3,566	$3,694

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$(0.01)	$0.11	$0.25	$0.28
Discontinued operations	(0.00)	(0.00)	(0.01)	(0.01)
Net income (loss)	$(0.01)	$0.11	$0.24	$0.27

DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$(0.01)	$0.11	$0.25	$0.28
Discontinued operations	(0.00)	(0.00)	(0.01)	(0.01)
Net income (loss)	$(0.01)	$0.11	$0.24	$0.27

Weighted-average shares outstanding:
Basic	15,394	12,760	14,040	12,722
Diluted	15,394	12,899	14,216	12,828

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The Dixie Group Reports Third Quarter 2014 Results

October 29, 2014

THE DIXIE GROUP, INC.
Consolidated Condensed Balance Sheets
(in thousands)

	September 27, 2014	December 28, 2013
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$484	$255
Receivables, net	55,904	44,063
Inventories	107,924	93,219
Other	17,318	12,252
Assets held for sale	5,542	—
Total Current Assets	187,172	149,789

Property, Plant and Equipment, Net	89,258	74,485
Other Assets	27,016	24,592
TOTAL ASSETS	$303,446	$248,866

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$55,310	$47,881
Current portion of long-term debt	11,198	6,229
Total Current Liabilities	66,508	54,110

Long-Term Debt	111,662	101,759
Deferred Income Taxes	7,709	4,072
Other Liabilities	19,410	18,154
Stockholders' Equity	98,157	70,771
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$303,446	$248,866

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The Dixie Group Reports Third Quarter 2014 Results

October 29, 2014

Use of Non-GAAP Financial Information:
(in thousands)

The Company believes that non-GAAP performance measures, which management uses in evaluating the Company's business, may provide users of the Company's financial information with additional meaningful bases for comparing the Company's current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, the non-GAAP performance measures should be viewed in addition to, not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. In considering our supplemental financial measures, investors should bear in mind that other companies that report or describe similarly titled financial measures may calculate them differently. Accordingly, investors should exercise appropriate caution in comparing our supplemental financial measures to similarly titled financial measures report by other companies.

Non-GAAP Summary
	Three Months Ended
Non-GAAP Gross Profit	Q3 2014	Q2 2014	Q3 2013
Net Sales	$109,359	$108,171	$90,210

Gross Profit	$26,496	$26,636	$22,100
Plus: Mfg. Integration Expense	—	—	1,417
Plus: Amortization of Acquisition Inventory Step-up	196	194	260
Non-GAAP Adjusted Gross Profit (Note 1)	$26,692	$26,830	$23,777

Gross Profit as % of Net Sales	24.2%	24.6%	24.5%
Non-GAAP Adjusted Gross Profit % of Net Sales	24.4%	24.8%	26.4%

The Company defines Adjusted Gross Profit as Gross Profit plus manufacturing integration expenses of new or expanded operations, plus amortization of acquisition inventory step-up, plus one-time items so defined. (Note 1)

	Three Months Ended
Non-GAAP Adjusted Selling and Administrative Expenses	Q3 2014	Q2 2014	Q3 2013
Net Sales	$109,359	$108,171	$90,210

Selling and Administrative Expenses	$24,003	$24,373	$20,228
Less: Mfg. Integration Expense	(555)	(269)	(770)
Less: Acquisition Expense	(93)	(154)	(275)
Non-GAAP Adjusted Selling and Administrative Expenses (Note 2)	$23,355	$23,950	$19,183

Selling and Administrative Expenses as % of Net Sales	21.9%	22.5%	22.4%
Non-GAAP Adjusted Selling and Administrative Expenses as % of Net Sales	21.4%	22.1%	21.3%

The Company defines Adjusted Selling and Administrative Expenses as Selling and Administrative Expenses less manufacturing integration expenses and direct acquisition expenses included in Selling and Administrative Expenses, less one-time items so defined. (Note 2)

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The Dixie Group Reports Third Quarter 2014 Results

October 29, 2014

Non-GAAP Summary
	Three Months Ended
Non-GAAP Operating Income (Loss)	Q3 2014	Q2 2014	Q3 2013
Net Sales	$109,359	$108,171	$90,210

Operating Income (Loss)	$528	$440	$1,830
Plus: Mfg. Integration Expense	555	269	2,187
Plus: Facility Consolidation Expense	1,632	949	—
Plus: Amortization of Acquisition Inventory Step-up	196	194	260
Plus: Acquisition Expense	93	154	275
Plus: Impairment of Assets	103	656	—
Non-GAAP Adjusted Operating Income (Loss) (Note 3)	$3,107	$2,662	$4,552

Operating Income (Loss) as % of Net Sales	0.5%	0.4%	2.0%
Adjusted Operating Income (Loss) as a % of Net Sales	2.8%	2.5%	5.0%

The Company defines Adjusted Operating Income (Loss) as Operating Income (Loss) plus manufacturing integration expenses of new or expanded operations, plus amortization of acquisition inventory step-up, plus facility consolidation and severance expenses, plus direct acquisition expenses, plus impairment of assets, plus impairment of goodwill, plus one-time items so defined. (Note 3)

	Three Months Ended
Non-GAAP Income (Loss) From Continuing Operations	Q3 2014	Q2 2014	Q3 2013
Net Income (Loss) as Reported	$(185)	$(644)	$1,412
Less: Loss from Discontinued Operations, Net of Tax	(19)	(39)	(20)
Income (Loss) from Continuing Operations	(166)	(605)	1,432
Plus: Mfg. Integration Expense	555	269	2,187
Plus: Facility Consolidation Expense	1,632	949	—
Plus: Amortization of Acquisition Inventory Step-up	196	194	260
Plus: Acquisition Expense	93	154	275
Less: Gain on Purchase of Business	(173)	—	—
Plus: Impairment of Assets	103	656	—
Plus: Tax Effect of Above	(914)	(844)	(1,034)
Plus: Prior year tax credits	—	—	(733)
Non-GAAP Adjusted Income (Loss) from Continuing Operations (Note 4)	$1,326	$773	$2,387

Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations	$0.08	$0.05	$0.18
Weighted-Average Diluted Shares Outstanding	15,526	14,105	12,899

The Company defines Adjusted Income (Loss) from Continuing Operations as Net Income (Loss) less loss from discontinued operations net of tax, plus manufacturing integration expenses of new or expanded operations, plus facility consolidation and severance expenses, plus amortization of acquisition inventory step-up, plus direct acquisition expenses, less gain on purchase of business, plus impairment of assets, plus impairment of goodwill, plus one-time items so defined, all tax effected. (Note 4)

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The Dixie Group Reports Third Quarter 2014 Results

October 29, 2014

Non-GAAP Summary
	Three Months Ended
Non-GAAP EBIT and EBITDA	Q3 2014	Q2 2014	Q3 2013
Net Income (Loss) as Reported	$(185)	$(644)	$1,412
Less: Loss from Discontinued Operations, Net of Tax	(19)	(39)	(20)
Plus: Taxes	(101)	(66)	(501)
Plus: Interest	991	1,158	896
Non-GAAP Adjusted EBIT (Note 5)	724	487	1,827
Plus: Depreciation and Amortization	3,330	3,262	2,748
EBITDA	4,054	3,749	4,575
Plus: Mfg. Integration Expense	555	269	2,187
Plus: Facility Consolidation Expense	1,632	949	—
Plus: Amortization of Acquisition Inventory Step-up	196	194	260
Plus: Acquisition Expense	93	154	275
Less: Gain on Purchase of Business	(173)	—	—
Plus: Impairment of Assets	103	656	—
Non-GAAP Adjusted EBITDA (Note 5)	$6,460	$5,971	$7,297

Non-GAAP Adjusted EBITDA as % of Net Sales	5.9%	5.5%	8.1%

The Company defines Adjusted EBIT as Net Income (Loss) less loss from discontinued operations, plus taxes and plus interest. The Company defines Adjusted EBITDA as Adjusted EBIT plus depreciation and amortization, plus manufacturing in integration expenses of new or expanded operations, plus facility consolidation and severance expenses, plus amortization of acquisition inventory step-up, plus direct acquisition expenses, less gain on purchase of business, plus impairment of assets, plus impairment of goodwill, plus one-time items so defined. (Note 5)

Facility Consolidation Plan Summary
	Q1 2014	Q2 2014	Q3 2014	Q4 2014 Est.	2014 Est.	2015 Est.
Warehousing, Distribution & Manufacturing Consolidation Plan	$—	$384	$1,279	$2,011	$3,674	$789
Warehousing, Distribution & Manufacturing Consolidation Plan - Asset Impairments	—	656	103	(90)	669	—
Atlas Integration Plan	73	565	353	425	1,416	268
Total Facility Consolidation Expense and Asset Impairments	$73	$1,605	$1,735	$2,346	$5,759	$1,057

Further non-GAAP reconciliation data are available at www.thedixiegroup.com under the Investor Relations section.

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